SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 30, 1997



                            BREED Technologies, Inc.
             (Exact Name of Registrant as Specified in its Charter)



         DELAWARE                       1-11474                22-2767118
(State or Other Jurisdiction       (Commission File           (IRS Employee
    of Incorporation)                    Number)             Identification No.)



5300 Old Tampa Highway, Lakeland, Florida                         33811
   (Address of Principal Executive Offices)                     (Zip Code)


                                  941-668-6000
              (Registrant's Telephone Number, Including Area Code)











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Item 2. Acquisition or Disposition of Assets

     On October 30, 1997, BREED Technologies, Inc., a Delaware corporation (the "Company") consummated the acquisition of certain assets and the assumption of certain liabilities of the "Safety Restraints Systems" business unit of AlliedSignal, Inc. and 100% of the outstanding shares of capital stock of ICSRD Rueckhaltesysteme Fahrzeugsicherheit GmbH, a German company, BSRD Limited, an English company, AlliedSignal India, Inc., a Delaware company, Sistemas AlliedSignal de Seguridad, S.A. de C.V., a Mexican company, and AlliedSignal Cinturones de Seguridad, S.A. de C.V., a Mexican company. The acquisition was made pursuant to the Asset Purchase Agreement dated August 27, 1997 among AlliedSignal, Inc. (and certain subsidiaries identified in the Agreement) and BREED Technologies, Inc. (and certain subsidiaries identified in the Agreement) as amended to extend the closing date under certain conditions.

     The purchase price cash consideration of $710 million has been financed with borrowings under a revolving and term credit facility, the net proceeds from the issuance and sale of convertible preferred securities, and the net proceeds from the issuance and sale of Series A Preferred shares to Siemens AG. Any difference between the closing date net working capital and interim net working capital, as defined, will result in a post-closing purchase price adjustment.

     The acquired operations produce seatbelts and airbags with principal locations in Knoxville, Tennessee; Maryville, Tennessee; Greenville, Alabama; St. Clair Shores, Michigan; Sterling Heights, Michigan; Douglas, Arizona; Brownsville, Texas; El Paso, Texas; Agua Prieta, Mexico; Juarez, Mexico; Valle Hermoso, Mexico; Carlisle, England; Colleferro, Italy; Turin, Italy; Siena, Italy; Arzano, Italy; and Barcelona, Spain. The acquired operations have annual revenues of approximately $840 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     Financial Statements of Businesses Acquired. It is impracticable for the Company to provide the financial statements of the acquired entity required by this Item 7(a) at the time of filing this report of Form 8-K, and none of such financial statements are available at such time. The Company will file the financial statements of the acquired entity as soon as practicable, but not later than 60 days after November 14, 1997.

     Pro Forma Financial Information. It is impracticable for the Company to provide the pro forma financial information relative to the acquired entity required by this Item 7(b) at the time of filing of this report on Form 8-K, and none of such pro forma financial information is available at such time. Accordingly, in accordance with Item 7(b)(2) of Form 8-K, the Company will file the required pro forma financial information relative to the acquired entity in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after November 14, 1997.

     Exhibits. Asset Purchase Agreement, dated as of August 27, 1997, among AlliedSignal, Inc. (and certain subsidiaries identified in the Agreement) and BREED Technologies, Inc. (and certain subsidiaries identified in the Agreement).

             Amendment made as of October 3, 1997, to the Asset Purchase Agreement made as of August 27, 1997 by and between AlliedSignal Inc., a Delaware corporation, Breed Technologies, Inc., a Delaware corporation, and the other parties thereto.


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                                   Signatures


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    November 14, 1997                          BREED Technologies, Inc.

                                                    By:/s/Frank J. Gnisci
                                                       Frank J. Gnisci
                                                    Executive Vice President and
                                                    Chief Financial Officer









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                                   Signatures


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    November 14, 1997                          BREED Technologies, Inc.
                                                    By:/s/Frank J. Gnisci

                                                    Frank J. Gnisci
                                                    Executive Vice President and
                                                    Chief Financial Officer